EXHIBIT 23.1





            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
      _____________________________________________________




As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.






Denver, Colorado
  June 13, 1996